As filed with the Securities and Exchange Commission on August 12, 2005
Registration No. ___________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ENHERENT CORP.
(Exact name of registrant as specified in its charter)

Delaware	7371	13-3914972
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification No.)
192 Lexington Avenue
15th Floor
New York, NY 10016
(212) 889-7722
(Address, including zip code, telephone number, including area code, of registrant’s principal executive offices)
ENHERENT CORP. AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN
ENHERENT CORP. 2005 STOCK INCENTIVE PLAN
(Full title of the plan)
Pamela Fredette
Chairman, President & Chief Executive Officer
enherent Corp.
192 Lexington Avenue
15th Floor
New York, NY 10016
Telephone: (212) 889-7722
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Lori Stanley
General Counsel
enherent Corp.
192 Lexington Avenue
15th Floor
New York, NY 10016
Telephone: (212) 889-7722

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed Maximum		Proposed Maximum	Amount of
to be Registered	Registered (1)	Offering Price Per Share		Aggregate Offering Price	Registration Fee

Common Stock, par value $0.001 per share, issuable pursuant to awards outstanding under the enherent Corp. Amended and Restated 1996 Stock Incentive Plan	3,940,617	$0.12	(2)	$472,875	$55.66

Common Stock, par value $0.001 per share, to be issued under the enherent Corp. 2005 Stock Incentive Plan

Reserved and not subject to awards outstanding under the 2005 Stock Incentive Plan	3,920,000	$0.11	(3)	$431,200	$50.75

Issuable pursuant to awards outstanding under the 2005 Stock Incentive Plan	80,000	$0.20	(4)	$16,000	$1.88

Total	4,000,000				$108.29

(1)	Together with an indeterminable number of additional securities in order to adjust the number of securities reserved for issuance pursuant to the plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to 17 C.F.R. § 230.416.

(2)	Estimated in accordance with Rule 457(h), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the weighted average exercise price of $0.12 per share.

(3)	Estimated in accordance with Rule 457(c) and (h)(1) solely for the purpose of calculating the registration fee based on the average of the high and low prices reported in the Nasdaq (OTCBB) on August 9, 2005.

(4)	Estimated in accordance with Rule 457(h), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the weighted average exercise price of $0.20 per share.

ENHERENT CORP.
REGISTRATION STATEMENT ON FORM S-8
PART II
Item 3. Incorporation of Documents by Reference.
     There are hereby incorporated by reference in to this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the “Commission”) by the Registrant:
1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

2.	The Registrant’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2005 and June 30, 2005;

3.	The Registrant’s Current Reports on Form 8-K, filed with the Commission on April 6, 2005 (as amended on June 17, 2005), April 27, 2005, May 19, 2005 June 6, 2005, June 7, 2005 and June 10, 2005; and

4.	The description of Registrant’s capital stock contained in the Registrant’s Registration Statements pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating any such descriptions.
     In addition, each document filed by the Registrant or the Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, after the date hereof, and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law (“DGCL”) generally permits a Delaware corporation to indemnify officers, directors, employees or agents of the corporation if they are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The Registrant’s Certificate of Incorporation provides that the Registrant shall, subject to certain limitations, indemnify its directors and officers against expenses (including attorneys’ fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

     Section 102 of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director’s liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. DGCL Section 102 provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Registrant’s Certificate of Incorporation includes a provision that eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.
Item 7. Exemption from Registration Claimed.
     Not Applicable.
Item 8. Index to Exhibits.

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation of Registrant. Filed as Exhibit 4.1 to the Registrant’s Form S-8 filed on January 22, 1998 and incorporated herein by reference.

3.2	Certificate of Amendment of Restated Certification of Incorporation of Registrant. Filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on April 4, 2001 and incorporated herein by reference.

3.3	Certificate of Amendment of Restated Certificate of Incorporation of Registrant. Filed as Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K filed on March 30, 2004 and incorporated herein by reference.

3.4	Certificate of Amendment of Restated Certificate of Incorporation of Registrant. Filed as Exhibit 3.1 of the Registrant’s Current Report on Form 10-K filed on April 6, 2005 and incorporated herein by reference.

3.5	Amended and Restated Bylaws of the Registrant. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 27, 2005 and incorporated herein by reference.

4.1	Amended and Restated 1996 Stock Incentive Plan. Filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8 filed on January 22, 1998 and incorporated herein by reference.

4.2	2005 Stock Incentive Plan. Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 7, 2005 and incorporated herein by reference

5.1	Opinion of Gardner Carton & Douglas LLP regarding legality of securities.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Cornick, Garber & Sandler LLP.

23.3	Consent of Gardner Carton & Douglas LLP (included in exhibit 5.1).

24.1	Powers of Attorney (included in signature page).
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offering herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 12th day of August 2005.

ENHERENT CORP.
By:	/s/ Pamela Fredette
Pamela Fredette
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pamela Fredette or Lori Stanley, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for her and in her name, place and stead, in any and all capacities, to sign, execute and file one or more Registration Statements on Form S-8 in connection with enherent Corp.’s benefit plans and any and all amendments (including post-effective amendments) to such Registration Statements, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or her or their substitute or substitutes, may lawfully do or cause to be done. This Power of Attorney may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 12th day of August 2005.

/s/ Pamela Fredette	/s/ James Liggett

Pamela Fredette	James Liggett
Chairman, President, Chief Executive Officer and Director	Principal Financial and Accounting Officer

/s/ Faith Griffin

Douglas Catalano	Faith Griffin
Director	Director

/s/ Thomas Minerva

Thomas Minerva	Douglas Mellinger
Director	Director

Index to Exhibits

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation of Registrant. Filed as Exhibit 4.1 to the Registrant’s Form S-8 filed on January 22, 1998 and incorporated herein by reference.

3.2	Certificate of Amendment of Restated Certification of Incorporation of Registrant. Filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on April 4, 2001 and incorporated herein by reference.

3.3	Certificate of Amendment of Restated Certificate of Incorporation of Registrant. Filed as Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K filed on March 30, 2004 and incorporated herein by reference.

3.4	Certificate of Amendment of Restated Certificate of Incorporation of Registrant. Filed as Exhibit 3.1 of the Registrant’s Current Report on Form 10-K filed on April 6, 2005 and incorporated herein by reference.

3.5	Amended and Restated Bylaws of the Registrant. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 27, 2005 and incorporated herein by reference.

4.1	Amended and Restated 1996 Stock Incentive Plan. Filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8 filed on January 22, 1998 and incorporated herein by reference.

4.2	2005 Stock Incentive Plan. Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 7, 2005 and incorporated herein by reference

5.1	Opinion of Gardner Carton & Douglas LLP regarding legality of securities.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Cornick, Garber & Sandler LLP.

23.3	Consent of Gardner Carton & Douglas LLP (included in exhibit 5.1).

24.1	Powers of Attorney (included in signature page).

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